As filed with the Securities and Exchange Commission on May 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bottomline Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0433294
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

325 Corporate Drive Portsmouth, New Hampshire	03801-6808
(Address of Principal Executive Offices)	(Zip Code)

2019 Stock Incentive Plan, as amended

(Full Title of the Plan)

Robert A. Eberle

Chief Executive Officer

Bottomline Technologies, Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

(Name and Address of Agent For Service)

(603) 436-0700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value per share	2,200,000 shares	$48.58(2)	$106,876,000(2)	$11,660.17

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on May 3, 2021.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an additional 2,200,000 shares of Common Stock, $.001 par value per share, of Bottomline Technologies, Inc. (the “Registrant”) issuable under the Registrant’s 2019 Stock Incentive Plan, as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-235344, filed by the Registrant with the Securities and Exchange Commission on December 4, 2019, relating to the Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Second Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	2019 Stock Incentive Plan, as amended

(1)

Previously filed with the Securities and Exchange Commission on November 9, 2020 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed (File No. 000-25259) and incorporated herein by reference.

(2)

Previously filed with the Securities and Exchange Commission on November 25, 2020 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-25259) and incorporated herein by reference.

(3)

Previously filed with the Securities and Exchange Commission on October 19, 2020 as Appendix A to the Registrant’s definitive proxy statement on Schedule 14A (File No. 000-25259) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portsmouth, New Hampshire, on this 10th day of May, 2021.

BOTTOMLINE TECHNOLOGIES, INC.

By:	/s/ Bruce Bowden
Bruce Bowden
Chief Financial Officer and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Bottomline Technologies, Inc., hereby severally constitute and appoint Joseph L. Mullen, Robert A. Eberle and Bruce Bowden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Bottomline Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Eberle Robert A. Eberle	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2021

/s/ Bruce Bowden Bruce Bowden	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 10, 2021

/s/ Joseph L. Mullen Joseph L. Mullen	Chairman of the Board	May 10, 2021

/s/ Kenneth J. D’Amato Kenneth J. D’Amato	Director	May 10, 2021

/s/ Peter Gibson Peter Gibson	Director	May 10, 2021

/s/ Jennifer M. Gray Jennifer M. Gray	Director	May 10, 2021

/s/ Paul H. Hough Paul H. Hough	Director	May 10, 2021

/s/ Jeffrey C. Leathe Jeffrey C. Leathe	Director	May 10, 2021

/s/ Benjamin E. Robinson III Benjamin E. Robinson III	Director	May 10, 2021